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EXHIBIT 99.1

[WASHINGTON GROUP LETTERHEAD]

October 24, 2002

WASHINGTON GROUP NAMES CHIEF OPERATING OFFICER;
OTHER KEY EXECUTIVE APPOINTMENTS ANNOUNCED

        Boise, Idaho—Washington Group International, Inc., (OTC BB: WGII) a global leader in the engineering, construction, operations and environmental services industry, today announced Thomas H. Zarges has been named chief operating officer following the retirement from full-time service of industry veteran Charles R. Oliver, Jr. Oliver is moving to a consulting role following two years of service to the company.

        Zarges, formerly president of Washington Group's Power Business Unit, joins Stephen M. Johnson, chief business development officer, and George H. Juetten, chief financial officer, in Washington Group's Office of the Chairman. The three industry veterans report to the company's president and chief executive officer Stephen G. Hanks. Together, with Chairman of the Board Dennis R. Washington, they form the five-member Office of the Chairman.

        Zarges is a 32-year veteran of the engineering and construction industry who joined the company in 1991 as president of the company's Power and Industrial/Manufacturing Divisions. In 1999 he was named Chairman of the Board of Washington Group's Westinghouse Government Services Company subsidiary.

        He previously served 17 years with United Engineers & Constructors, with supervisory and management positions in field construction, engineering and project management. His experience includes major nuclear- and fossil-power projects, government projects, high-technology projects in the steel and process industries, industrial manufacturing, and heavy civil construction. Zarges will relocate to Boise, Idaho, from Princeton, New Jersey. He is a 1970 engineering graduate of the Virginia Military Institute.

        "Tom Zarges' management skills and background cross virtually all of our critical markets and will be a great asset in sustaining our drive to be the performance leader in our industry," said Hanks. "His hands-on experience and first-hand familiarity with most of our key customers make Tom an ideal candidate to help us expand our strategic growth in the largest and fastest growing sectors of our industry."

        Oliver, who joined Washington Group in January 2001 as chief business development officer and was named chief operating officer shortly thereafter, will continue to serve the company as a consultant supporting the company in its globalization efforts. He also will act as a special executive sponsor to help expand the company's Birmingham, Alabama-subsidiary, Rust Constructors, Inc.

        "We're extremely fortunate to have Charlie Oliver's considerable experience in our industry, especially his insights into the international marketplace in today's increasingly global economy," said Hanks.

        Oliver has served the engineering and construction industry for 36 years. Prior to joining Washington Group, he spent 30 years with Fluor Daniel where he served as an executive in a variety of operational and business development assignments in the United States and abroad. He retired from Fluor Daniel in late 1999 as group president of sales, strategic planning, and regions.

Electric Utility Engineering and Construction Services Veteran
Named to Lead Washington Power Business Unit

        Twenty-nine-year power industry veteran Louis E. Pardi has been named president of the Power Business Unit, replacing Zarges. Formerly executive vice president of operations for the Power Business Unit, Pardi will continue to report to Zarges in his new responsibilities.

        "In Lou Pardi we have a very experienced executive in one of our most critical market segments, the electric utility industry," said Hanks. "His intimate knowledge of the needs and requirements of this important market, and his history of delivering results to it, make him the perfect candidate to succeed Tom Zarges."

        Before joining Washington Group in 1992, Pardi served in a variety of executive assignments with Fluor Daniel providing engineering, construction and technology services to most of that company's markets, including the power market. Prior to his work with Fluor Daniel, he worked for Consolidated Edison, a New York electric utility, and for General Dynamics Corporation.

        Mr. Pardi holds a bachelor of science degree in materials engineering from Rensselaer Polytechnic Institute and an MBA from the University of Hartford. He will continue to reside in Princeton, New Jersey, where Washington Group's Power Business Unit is headquartered.

        Washington Group International, Inc., is a leading international engineering, construction and environmental firm. With more than 30,000 employees at work in over 40 states and more than 30 countries, the company offers a full life-cycle of services as a preferred provider of premier science, engineering, construction, operations, maintenance, program management and development services in 14 major markets.

Markets Served

        Energy, environmental, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, petroleum and chemicals, process, pulp and paper, telecommunications, transportation, and water-resources.

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This news release contains forward-looking statements within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.

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  EXHIBIT 99.1